Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

RUMBLE INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities.

Security Type	Security Class Title	Fee Calculation Rule	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Fee Rate	Amount of registration fee
Equity	Class A Common Stock, par value $0.0001 per share	457(c) and 457(h)	36,719,968	(2)	$11.18	(3)	$410,529,242.24	$0.0001102	$45,240.32
Equity	Class A Common Stock, par value $0.0001 per share	457(c) and 457(h)	58,165,382	(4)	$0.14	(5)	$8,143,153.48	$0.0001102	$897.38	(5)
Equity	Class A Common Stock, par value $0.0001 per share	457(c) and 457(h)	28,587,378	(6)	$0.00	(7)	$0	$0.0001102	$0.00
Total Offering Amounts							$418,672,395.72		$46,137.70
Total Fee Offsets									$0.00
Net Fees Due									$46,137.70

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers an indeterminable number of additional shares of Class A common stock of Rumble Inc. (the “Company” or “Registrant”), par value $0.0001 per share (“Class A Common Stock”), as may hereafter be offered or issued under the Rumble Inc. 2022 Stock Incentive Plan (the “Incentive Plan”) and the Rumble Inc. Second Amended and Restated Stock Option Plan (the “A&R Plan”), in each case, to prevent dilution resulting from any future stock splits, stock dividends or similar adjustments of the outstanding Class A Common Stock.

(2)	Represents 26,219,972 shares of Class A Common Stock reserved and available for issuance under the Incentive Plan as of the date of this Registration Statement, plus 10,499,996, which is the maximum number of shares of Class A Common Stock that may become available for issuance under the Incentive Plan upon the release from escrow of the applicable Seller Escrow Shares and Tandem Option Earnout Shares upon the occurrence of each Triggering Event (each, as defined in the Incentive Plan) in accordance with the Incentive Plan.

(3)	Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices per share of Class A Common Stock of $11.18 on November 15, 2022 as reported on the Nasdaq Capital Market.

(4)	Represents outstanding options to purchase 58,165,382 shares of Class A Common Stock under the A&R Plan as of the date of this Registration Statement (the “Outstanding Options”), which were assumed by the Company in connection with the transactions contemplated by that certain Business Combination Agreement, dated December 1, 2021 (the “Business Combination Agreement”), by and between the Company and Rumble Inc. (n/k/a Rumble Canada Inc.), a corporation incorporated under the laws of the Province of Ontario. For the avoidance of doubt, this does not include the additional shares of Class A Common Stock that may be issued upon the exercise of the Outstanding Options if all of the Tandem Option Earnout Shares are released from escrow in accordance with the Business Combination Agreement.

(5)	Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act based on $0.14 in respect of the Outstanding Options based on the average weighted exercise price of the Outstanding Options.

(6)	Represents 28,587,378 shares of Class A Common Stock, which is the maximum number of additional shares of Class A Common Stock that may be issued upon the exercise of the Outstanding Options if all of the Tandem Option Earnout Shares are released from escrow in accordance with the Business Combination Agreement.

(7)	Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act based on $0.00 in respect of the maximum number of additional shares of Class A Common Stock that may be issued pursuant to the Outstanding Options upon the release from escrow of the Tandem Option Earnout Shares in accordance with the Business Combination Agreement. Issuance of these shares would only occur upon exercise of the Outstanding Options and would not require payment of any additional amounts.

Table 2: Fee Offset Claims and Sources

Not applicable